Exhibit 99.1

CVR Energy Announces $1.1 Billion Private Placement of Senior Notes and Notice of Conditional Redemption for its 6.500% Second Lien Senior Secured Notes due 2022

SUGAR LAND, Texas (Jan 7, 2020) – CVR Energy, Inc. (NYSE: CVI) (the “Company” or “CVR Energy”) announced today that, subject to market conditions, it intends to offer (the “Offering”) for sale to eligible purchasers in a private placement under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”), $1.1 billion in aggregate principal amount of senior unsecured notes, consisting of senior unsecured notes due 2025 and senior unsecured notes due 2028 (the “Notes”). The Company intends to use the net proceeds from the Offering to fund the redemption of all the outstanding 6.500% Second Lien Senior Secured Notes due 2022 (the “2022 Notes”) issued by CVR Refining, LLC and Coffeyville Finance, Inc., each indirect wholly owned subsidiaries of the Company (the “Subsidiary Issuers”). The remaining net proceeds will be used for general corporate purposes, which may include funding (i) acquisitions, (ii) capital projects and/or (iii) share repurchases or other distributions to its stockholders.

The Company also announced today that the Subsidiary Issuers have delivered a notice of conditional redemption for all the outstanding 2022 Notes at a redemption price equal to 101.083% (expressed as a percentage of the principal amount of the 2022 Notes to be redeemed), plus accrued and unpaid interest, if any, on the 2022 Notes to be redeemed on the Redemption Date (as defined below) (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Redemption Date) (the “Redemption Price”). The redemption date for the 2022 Notes provided in the notice of conditional full redemption is January 27, 2020 (the “Redemption Date”). The Subsidiary Issuers’ obligation to redeem the 2022 Notes is conditioned upon the prior consummation of the issuance of the Notes by the Company or one or more of its subsidiaries, on or prior to the Redemption Date, of an offering of senior unsecured notes in an aggregate principal amount that results in gross proceeds to such issuer(s) of at least $500,000,000. The Company will publicly announce and notify the holders of the 2022 Notes and the Trustee (as defined below) if any of the foregoing conditions are not satisfied, whereupon the redemption will be revoked and the 2022 Notes will remain outstanding.

Wells Fargo Bank, National Association is the trustee (the “Trustee”) for the 2022 Notes and is serving as the paying agent for the redemption. Copies of the notice of redemption and additional information relating to the redemption of the 2022 Notes may be obtained from Wells Fargo Bank, National Association, 800-344-5128.

The securities to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company plans to offer and sell the securities only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities or any other securities, nor shall there be any sale of these securities or any other securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and marketing business through its interest in CVR Refining and the nitrogen fertilizer manufacturing business through its interest in CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own 34 percent of the common units of CVR Partners.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, the statements regarding the Offering and the use of proceeds therefrom and the conditional redemption of the 2022 Notes. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

For further information, please contact:

Investor Contact:
Richard Roberts
CVR Energy, Inc.
(281) 207-3205
InvestorRelations@CVREnergy.com

Media Relations:
Brandee Stephens
CVR Energy, Inc.
(281) 207-3516
MediaRelations@CVREnergy.com